Exhibit 10.10

STANDARD COMMERCIAL-INDUSTRIAL SINGLE TENANT TRIPLE NET LEASE

BASIC TERMS SHEET

This Basic Terms Sheet to that certain Standard Commercial-Industrial Single Tenant Triple Net Lease between the parties listed below is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between this Basic Terms Sheet and the Lease, the applicable Lease provision shall prevail and control.

Date of Lease (See Paragraph 1):	February 20, 2015

Name of Lessor (See Paragraph 1):	Cherrylake Partners, LLC, an Arizona limited liability company

Name of Lessee (See Paragraph 1):	SynCardia Systems, Inc., a Delaware corporation

Lessee’s Telephone Number:	(520) 545-1234

Lessee’s Guarantor:

Address of Premises (See Paragraph 2):	1956, 1974, 1978, 1986 and 1992 East Silverlake Rd, Tucson, AZ 85713

Approximate Gross Rentable Floor Area of Premises:	30,443 square feet

Lease Commencement Date (See Section 3.1):	May 1, 2015

Lease Expiration Date (See Section 3.1):	April 30, 2020

Monthly Base Rent (See Paragraph 4):	From May 1, 2015 to April 30, 2016 the sum of $22,000.00. On the first anniversary of the Commencement Date and on each subsequent anniversary thereof during the Term, the monthly base rent shall be increased for the succeeding one year period (or part thereof) pursuant to Section 4.2 of the Lease.

Lessee’s Security Deposit (See Paragraph 5):	$N/A

Lessee’s Permitted Use (See Section 6.1):	Manufacturing and distribution of artificial hearts and related products and any manufacturing or distribution use compatible with zoning

Address for Lessor:	2440 S. 34th Place, Tucson, AZ 85713

LESSOR		LESSEE

Cherrylake Partners, LLC, an Arizona limited liability company		SynCardia Systems, Inc., a Delaware corporation

By:	/s/ Walter Hoge	By:	/s/ Michael Garippa
Walter Hoge

Its:	Managing Member	Its:	CEO and President

Date:	3/17/15	Date:	2/27/15

Please Initial: Lessor Lessee	MG WH

STANDARD COMMERCIAL-INDUSTRIAL SINGLE TENANT TRIPLE NET LEASE

1. PARTIES. This Lease, dated February 20, 2015 for reference purposes only, is made by and between Cherrylake Partners, LLC, an Arizona limited liability company (“Lessor”), and SynCardia Systems, Inc., a Delaware corporation “(Lessee”).

2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all the conditions set forth herein, the real property more particularly described on Exhibit “A” attached hereto (the “Land”), together with that certain buildings located thereon as depicted on Exhibit “A-1” attached hereto (the “Buildings”) having street addresses of 1956, 1974, 1978, 1986 and 1992 East Silverlake, in the City of Tucson, County of Pima, State of Arizona (collectively, the “Premises”). Lessee currently occupies the Premises, except for 1956 E. Silverlake (the “Expansion Premises”). All dimensions and areas quoted herein or in any exhibit attached hereto are approximate and are based on gross rentable area. Notwithstanding anything to the contrary contained herein, Lessor reserves to itself the use of the roof, exterior walls, and the area above and below the Premises, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises. This Lease supersedes and supplants any and all existing leases for the Premises between Lessor and Lessee currently in force, all of which shall be deemed terminated as of the Commencement Date. Notwithstanding the immediately preceding sentence, any and all Lessor Consents previously granted by Lessor in connection with Lessee’s existing leases of the Premises shall remain in full force and effect. The term “Lessor Consents” shall mean consents executed by Lessor in connection with Lessee’s credit transactions during Lessee’s leasing of the Premises prior to the Commencement Date.

3. TERM.

3.1. TERM. The term of this Lease shall commence on May 1, 2015 (“Commencement Date”) and end on April 30, 2020 (“Expiration Date”), unless sooner terminated pursuant to any provision hereof (“Term”).

3.2. DELAY IN COMMENCEMENT. Notwithstanding the Commencement Date, if for any reason Lessor cannot deliver possession of the Expansion Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the Term hereof, but in such case, Lessee will continue to occupy the Premises, excluding the Expansion Premises, under the current lease provisions, Lessee shall not be obligated to pay rent until possession of the Expansion Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Expansion Premises within one hundred twenty (120) days from the Commencement Date and such delay is absent of force majeure or otherwise, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall continue to operate under the terms of the current leases for the Premises except the Expansion Premises, and shall be discharged from all obligations hereunder with reference to the Expansion Premises. If Lessee occupies the Expansion Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof and shall be at no cost to the Lessee. If Lessor, by reason of force majeure or otherwise, cannot deliver the Expansion Premises within ninety (90) days from the Commencement Date, Lessor or Lessee may, at their respective options, by notice in writing within ten (10) days thereafter, cancel this Lease. Lessor and Lessee acknowledge and agree that the work to be done to the Expansion Premises is not defined and is not required to be commenced or completed before the Commencement Date. In the event Lessor is required to improve the Expansion Premises as described on Exhibit “B” attached hereto, Lessor agrees to use reasonable diligence to complete the improvements to the Expansion Premises.

3.3 EARLY POSSESSION. If Lessee occupies the Expansion Premises prior to said Commencement Date, as set forth in paragraph 3.1, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the parties agree that Lessee shall be given early occupancy to the Premises once the Lessor’s construction described on Exhibit “B” is complete at no cost to the Lessee.

4. RENT.

4.1. MONTHLY BASE RENT. During the first year of the Term, Lessee shall pay to Lessor a monthly base rental of Twenty Two Thousand Dollars ($22,000.00). On each anniversary of the Commencement Date, the monthly base rental shall be increased in accordance with the provisions of Section 4.2. The monthly base rental due hereunder shall be payable to Lessor by the first day of each month during the Term at the address stated herein or to such other persons or at such other places as Lessor may designate in writing and shall be paid in lawful money of the United States of America. The Lessee further agrees to pay Lessor, in addition to the rent as provided herein, all privilege, sales, excise, rental and other taxes (except income taxes) imposed now or hereinafter imposed by any governmental authority upon the rentals and all other amounts herein provided to be paid by the Lessee. Said payment shall be in addition to and accompanying each monthly rental payment made by Lessee to Lessor.

The base rental set forth in this Section 4.1 is a negotiated figure and shall govern whether or not the actual gross rentable square footage of the Buildings is the same as set forth on the Basic Terms Sheet to which this Lease is attached. Lessee shall have no right to withhold, deduct or offset any amount from the base monthly rental or any other sum due hereunder even if the actual gross rentable square footage of the Buildings is less than that set forth on the Basic Terms Sheet. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment.

4.2. CONSUMER PRICE INDEX INCREASES. Commencing on the first anniversary of the Commencement Date and on each subsequent anniversary thereof (the “Adjustment Date”), the monthly base rental described in Section 4.1

Please Initial: Lessor Lessee	MG WH

shall be increased by an amount equal to the increase in the Consumer Price Index for each twelve (12) month period immediately preceding the Adjustment Date, which would not be less than three percent (3%) or greater than five percent (5%). The adjusted monthly base rental shall become the base rental for the next twelve (12) month period. The Consumer Price Index hereinabove referred to is the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, West Urban, All Items, 1982 - 84 = 100. Should the Bureau of Labor Statistics discontinue publication of the Consumer Price Index, then the computation of the adjustment of base rental during each period shall be the one the Bureau designates as providing the most accurate in comparison with consumer prices for each period of the Term.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof N/A as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of the Lease, Lessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum for which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the Term and after Lessee has vacated the Premises.

6. USE.

6.1. PERMITTED USES.

(a) The Premises are to be used only for manufacturing and distribution of artificial hearts and related products and any manufacturing or distribution use compatible with zoning (“Permitted Use”) and for no other business or purpose whatsoever without the prior written consent of Lessor. Lessee, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Lessee by Lessor from time to time for the safety, care and cleanliness of the Premises.

(b) Lessee warrants that the operation of its business shall be conducted in strict compliance with all applicable recorded covenants, conditions and restrictions and all applicable federal, state and local environmental, safety and other pertinent laws, rules, regulations and ordinances and that any alterations necessary to the Premises by reason of such covenants, conditions, restrictions, laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act and the Arizonans with Disabilities Act (collectively, the “ADA”), shall be at Lessee’s sole cost and expense. Lessee represents and warrants to Lessor that there is no risk to Lessee, Lessee’s visitors and others using the Premises arising from Lessee’s operations. Lessee shall indemnify, defend and hold harmless Lessor from and against any claim, liability, expense, lawsuit, loss or other damage, including reasonable attorneys’ fees, arising from or relating to Lessee’s use of the Premises or any violations of the Americans with Disabilities Act due to the use of the Premises by Lessee, its employees, subtenants, agents, guests or invitees.

(c) CONDITION OF PREMISES. Lessee currently occupies and hereby accepts the Premises including the Expansion Premises in their condition existing as of the date of the execution hereof, subject to all applicable laws, ordinances and regulations governing and regulating the use of the Premises, and subject to all matters disclosed thereby. Lessee acknowledges that neither Lessor nor Lessor’s agents nor Lessor’s broker(s) has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee’s business and that Lessee and its agents and contractors have been provided with an opportunity to thoroughly inspect and measure the Premises.

6.2. HAZARDOUS MATERIALS.

(a) As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city and county in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the Arizona Department of Environmental Quality, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b) Lessee shall comply with all environmental laws, regulations and ordinances and shall not, except as hereinafter provided, cause or permit Hazardous Materials to be brought upon, kept or used in, on, or under or about the Premises without the prior written consent of Lessor, except that Lessor’s consent shall be unnecessary for those items constituting Hazardous Materials stored, sold or used by Lessee in the ordinary course of Lessee’s business. Lessee shall cause the use and storage of such Hazardous Materials brought upon, kept or used by Lessee in or about the Premises to comply with all environmental laws, regulations and ordinances.

(c) Lessee shall immediately notify Lessor of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Lessee or the Premises concerning a Hazardous Material. Lessee acknowledges that Lessor, as the owner of the Premises, shall have the right, at its election, in its own name or as Lessee’s agent, to negotiate, defend,

Please Initial: Lessor Lessee	MG WH

approve, and appeal, at Lessee’s expense, any action taken or order issued with regard to a Hazardous Material by any applicable governmental authority.

(d) If Lessee’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil, surface or groundwater thereunder or the air above and around the Premises (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Lessor, in Lessor’s sole and absolute discretion, Lessee agrees to clean-up the contamination immediately, at Lessee’s sole cost and expense. Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including attorneys’ fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials currently or hereafter used, stored or disposed of by Lessee or its agents, employees, contractors or invitees on or about the Premises, and (ii) the use, storage, disposal or release by Lessee or its agents, employees, contractors or invitees of any Hazardous Materials on or about the Premises.

(e) Notwithstanding any other right of entry granted to Lessor under this Lease, Lessor shall have the right to enter the Premises or to have consultants enter the Premises upon two business days written notice, accompanied by authorized Lessee personnel, throughout the Term at reasonable times for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances and policies applicable to the leasing of the Premises, including those pertaining to the environmental condition of the Premises; (2) whether Lessee has complied with this Paragraph 6; and (3) the corrective measures, if any, required of Lessee to ensure the safe use, storage and disposal of Hazardous Materials. Lessee agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises with machinery for the purpose of obtaining laboratory samples. Lessor shall not be limited in the number of such inspections during the Term. If, during such inspections, it is found that Lessee’s use of Hazardous Materials constitutes a violation of this Lease, Lessee shall reimburse Lessor for the cost of such inspections within ten (10) days of receipt of a written statement therefor. If such consultants determine that the Premises are contaminated with Hazardous Materials or in violation of any applicable environmental law, Lessee shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Lessor and any applicable governmental agencies. If Lessee fails to do so, Lessor, at its sole discretion, may, in addition to all other remedies available to Lessor under this Lease and at law and in equity, cause the violation and/or contamination to be remedied at Lessee’s sole cost and expense. The right granted to Lessor herein to inspect the Premises shall not create a duty on Lessor’s part to inspect the Premises, or liability of Lessor for Lessee’s use, storage or disposal of Hazardous Materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

(f) Lessee shall surrender the Premises to Lessor upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Lessor, and such other reasonable requirements as may be imposed by Lessor.

(g) Lessee’s obligations under this Paragraph 6 and all indemnification obligations of Lessee under this Lease shall survive the expiration or earlier termination of this Lease.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1. LESSOR’S OBLIGATIONS. Subject to the provisions of Paragraph 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s agents, employees or invitees, Lessor, at Lessor’s expense, shall keep in good order, condition, and repair only the foundations, and exterior walls of the Premises. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition, and repair. Lessor, at Lessee’s expense, shall keep in good order, condition, and repair the roof, and the costs of said roof maintenance and repair shall be reimbursed by Lessee to Lessor, from time to time, within thirty (30) days after Lessor shall deliver to Lessee proof of such costs.

7.2. LESSEE’S OBLIGATIONS.

(a) Except for those items for which Lessor is specifically made responsible under Section 7.1, Lessee shall, at its expense throughout the Term, maintain, service, replace, and keep in good repair the structures and mechanical equipment of the Premises, and all other aspects of the Premises including, without limitation, such items as floors, ceilings, walls, doors, glass, plumbing, paint, heating, ventilating and air conditioning equipment, partitions, electrical equipment, wires, electrical fixtures, parking lots, exterior walkways, landscaping, and signage identifying the Premises and the Lessee’s business and surrender same upon the expiration of the Term in the same condition as received, ordinary wear and tear excepted. Lessee shall give Lessor prompt written notice of any defects or breakage in the structure, equipment, fixtures, or of any unsafe condition upon or within the Premises.

(b) On the last day of the Term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Section 7.3, which repair shall include without limitation the patching and filling of holes and repair of structural damage.

7.3. ALTERATIONS AND ADDITIONS.

Please Initial: Lessor Lessee	MG WH

(a) Alterations or removal of any fixtures may not be made to the Premises without the prior written consent of Lessor, nor may any alterations to the “path of travel” (as the term is used in the ADA and in the rules and regulations implementing the ADA), whether within or outside the Premises, be made without Lessor’s consent, which shall not unreasonably withheld. Any alterations, improvements, additions or utility installations to the Premises, excepting movable furniture and machinery and trade fixtures, shall, at Lessor’s option, become part of the realty and belong to Lessor upon the expiration or earlier termination of this Lease. However, this shall not prevent Lessee from installing trade fixtures, machinery, or other trade equipment in conformance with all applicable ordinances, regulations and laws, which may be removed by Lessee at the expiration or earlier termination of this Lease, nor shall Lessor unreasonably withhold its consent to any alteration necessary to bring the Premises or the “path of travel” into compliance with the ADA. Lessee shall keep the Premises free from any liens arising out of any work performed for, material furnished to, or obligations incurred by the Lessee. It is further understood and agreed that under no circumstance is the Lessee to be deemed the agent of the Lessor for any alteration, repair, or construction within the Premises, the same being done at the sole expense of the Lessee. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to the Lessee for the payment of any charge for work done and materials furnished upon the Premises during the Term.

(b) Upon the expiration or sooner termination of the Term, Lessee shall, upon written demand by Lessor, at Lessee’s sole expense, with due diligence, remove any alteration, addition or improvement made by Lessee, designated by Lessor to be removed, and repair any damage to the Premises caused by such removal. Lessee shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the expiration or earlier termination of this Lease and shall pay Lessor for all damages from injury to the Premises resulting from such removal.

(c) Any and all of Lessee’s contractors and/or sub-contractors constructing any alterations, improvements, additions, utility installations or removing any fixtures shall sign a “Contractors Hold Harmless Agreement” in the form to be provided by Lessor prior to commencement of such work. Contractor(s)/sub-Contractor(s) who do not currently have a certificate of insurance on file with Lessor shall provide Lessor with a certificate of insurance in which the commercial general liability coverage shall not be less than $1,000,000, combined single limit, naming Lessor and its member(s), manager(s), and partner(s) as additional insureds.

8. INSURANCE; INDEMNITY.

8.1. LIABILITY INSURANCE. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Lessee against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be primary and not contributing with any insurance maintained by Lessor, shall have a combined single limit of liability of $1,000,000 per occurrence and $2,000,000 aggregate and shall name Lessor as an additional insured. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Said insurance shall have a Lessor’s Protective Liability endorsement attached thereto, and shall contain a contractual liability endorsement covering all indemnification obligations of Lessee hereunder. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, at the expense of Lessee.

8.2. PROPERTY INSURANCE. Lessor shall, at Lessee’s expense, obtain and keep in force during the Term a policy of insurance covering loss or damage to the Buildings, any other improvements on the Land in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form). Said insurance shall not contain a “deductible” amount in excess of $1,000.00, and the premium for said insurance shall be reimbursed by Lessee to Lessor, from time to time, within thirty (30) days after Lessor shall deliver to Lessee proof of such periodic insurance premium. At Lessee’s option and expense, Lessee may obtain and keep in force during the term a policy of insurance covering loss or damage to Lessee’s personal property, merchandise, stock in trade, fixtures and equipment located on the Premises from time to time.

8.3. OTHER INSURANCE. Lessor may, at its option, obtain and keep in force during the Term: (i) a policy of business interruption insurance payable to Lessor in an amount sufficient to cover any loss of rental income from the Premises for a period of twelve (12) months; and (ii) a policy of flood insurance in an amount and upon such other terms as are acceptable to Lessor.

8.4. INSURANCE POLICIES. Insurance required under Section 8.1 shall be in companies rated “A-XII” or better by A. M. Best Co., in Best’s Key Guide. On or prior to the Commencement Date, Lessor shall deliver to Lessee copies of the policy of liability insurance required under Section 8.1, or certificates evidencing the existence and amounts of such insurance. All such policies and certificates of insurance under Section 8.1 shall state explicitly that such insurance shall not be cancelable or subject to reduction of coverage or other modification except upon at least thirty (30) day’s advance written notice by the insurer to Lessor. Lessor shall furnish Lessee with renewals or “binders” thereof. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph.

8.5. WAIVER OF SUBROGATION. Lessee hereby waives any and all rights of recovery against the Lessor, and against the officers, partners, employees, agents, and representatives of the Lessor, for loss of or damage to Lessee or its property or the property of others under its control. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease.

Please Initial: Lessor Lessee	MG WH

8.6. INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work, or things done, permitted, or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease or arising from any negligence of the Lessee, or any of the Lessee’s agents, contractors or employees, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

8.7. EXEMPTION OF LESSOR FROM LIABILITY.

(a) Lessee hereby agrees that Lessor and its agents shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

(b) No individual partners, members, managers, managers of a member(s), shareholders, directors, officers, employees or agents of Lessor or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Lessor or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. The Lessee shall look solely to the equity of the Lessor in the Premises, and the rents, issues and profits derived therefrom, and to no other assets of Lessor, for the satisfaction of the remedies of the Lessee in the event of a breach by the Lessor. Lessee will not seek recourse against the individual partners, members, managers, managers of a member(s), shareholders, directors, officers, employees or agents of Lessor or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Lessor or any successor in interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

9. DAMAGE OR DESTRUCTION.

9.1 RECONSTRUCTION OF PREMISES. If during the Term all or part of the Premises should be destroyed partially or totally by fire or other casualty, this Lease shall continue thereafter in full force and effect, except as hereinafter provided, and the Lessor shall use reasonable efforts to cause the reconstruction of the Premises within the twelve (12) months following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction. Lessee’s obligation to pay rental to Lessor hereunder shall abate from the date of such destruction until completion of such reconstruction and the Term hereof shall be automatically extended for a period of time equivalent to that during which rent is abated as aforesaid. Should the Premises be partially damaged or destroyed, rent shall be abated in the same proportion as the destruction affects Lessee’s ability to occupy and use the Premises for its intended purposes. Notwithstanding the foregoing, Lessor shall have thirty (30) days following the partial or total destruction of the Premises to elect in writing not to commence reconstruction, repair or replacement of the Premises. In the event of such an election by Lessor, this Lease shall be deemed terminated and of no further force or effect. In the event that Lessor shall fail to substantially complete (defined as a certificate of occupancy having been issued by the City of Tucson for the Premises or portion thereof that had been damaged) he reconstruction of the Premises within the twelve (12) months following such destruction, Lessee shall be permitted to terminate this Lease by written notice thereof to Lessor no later than thirty (30) days after the expiration of such twelve (12) month period; provided that, if Lessee shall fail to give such termination notice within such thirty (30) day period, Lessee shall be deemed to have waived its right to do so but only as to the respective casualty event.

9.2 FORCE MAJEURE. If Lessor is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required in Section 9.1 by reason of strikes, labor troubles, inability to procure materials or services, power failure, sabotage, rebellion, war, act of God, or other reason of a like nature, any of which must be beyond the reasonable control of Lessor, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the reconstruction period shall be deemed correspondingly extended.

9.3 ABATEMENT SOLE REMEDY. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration of the Premises.

10. REAL PROPERTY TAXES.

10.1. PAYMENT BY LESSEE. Lessee shall pay, as additional rent hereunder, all real and personal property taxes, general and special assessments, and other charges of every description, including, without limitation, assessments charged by any owners association created by recorded covenants, conditions and restrictions binding on the Premises (collectively “Impositions”), as shall during the Term be levied, assessed or imposed upon the Premises, the leasehold estate hereby created, or any improvements, personal property or fixtures located on the Premises, whether chargeable against Lessor or Lessee. Lessee, not less than 30 days before delinquency, shall make all such payments to Lessor if Lessor is the addressee on the tax statements. If Lessee is the addressee on the tax statement, Lessee, not less than 30 days before delinquency, shall make all payments directly to the taxing authority. If the law expressly permits the payment of

Please Initial: Lessor Lessee	MG WH

any or all of the foregoing in installments, Lessee may, at Lessee’s election, utilize the permitted installment method. All payments of Impositions shall be prorated by the actual number of calendar months (or fractions thereof) in any partial calendar year during the Term.

10.2. LESSEE’S RIGHT TO CONTEST. Lessee may contest the legal validity or amount of any Imposition for which Lessee is responsible under this Lease, provided (i) Lessee first pays any disputed Imposition, if required to do so by applicable law, or (ii) in any other case, Lessee first deposits with the Lessor a sum of money equal to the amount of the applicable Imposition, with estimated interest thereon (as reasonably calculated by Lessor) and all costs that may be imposed upon Lessor or the Premises. Such amount shall be held by Lessor, without interest, as an indemnity to pay such Imposition upon conclusion of the contest.

10.3. PROOF OF COMPLIANCE. If Impositions are payable by Lessee directly to the taxing authority, Lessee shall furnish to Lessor, within 10 days after the date Lessee is required to pay such Imposition, receipts or other appropriate evidence establishing their payment.

10.4. DELIVERY OF TAX STATEMENTS. Lessor shall deliver to Lessee, promptly after receipt by Lessor, copies of all tax bills or statements in regard to the Impositions.

11. UTILITIES; UTILITIES DEREGULATION.

11.1. LESSEE’S PAYMENT OBLIGATION. Lessee shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon.

11.2. LESSEE CONTROLS SELECTION. If permitted by law, Lessee shall have the right at any time and from time to time during the Term to contract for service from a company or companies providing electricity service different from the utility company currently providing electricity service to the Premises (each such different company shall hereinafter be referred to as an “Alternate Service Provider”).

11.3. LESSEE SHALL GIVE LESSOR ACCESS. Lessee shall cooperate with Lessor, the utility company currently providing electricity service to the Premises (the “Electric Service Provider”), and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider and any Alternate Service Provider reasonable access to the Premises’ electric lines, feeders, risers, wiring, and any other machinery within the Premises.

11.4. LESSOR NOT RESPONSIBLE FOR INTERRUPTION OF SERVICE. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent or additional rent, or relieve Lessee from any obligations under the Lease.

12. ASSIGNMENT AND SUBLETTING.

12.1. LESSOR’S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent, which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease. Notwithstanding the foregoing, Lessee shall be permitted to assign all of Lessee’s interest in this Lease without Lessor’s prior written consent from, but with prior written notice to, Lessor if the assignee shall have acquired all or substantially all of the assets of Lessee; provided that, prior to or simultaneously with the effective date of such assignment, such assignee also shall execute and deliver to Lessor a written instrument, in form acceptable to Lessor, assuming all of Lessee’s obligations under this Lease

12.2. NO RELEASE OF LESSEE. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder, and no assignment shall be effective unless and until the assignee executes and delivers to Lessor a written instrument, in form acceptable to Lessor, assuming all of Lessee’s obligations under this Lease. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

12.3. PROFITS ON ASSIGNMENT OR SUBLEASE. Without affecting any of its other obligations under this Lease, Lessee will pay Lessor all sums or other economic considerations that are received by Lessee as a result of a permitted assignment or subletting, whether or not denominated rentals under the assignment or sublease, that exceed the rent which Lessee is obligated to pay Lessor under this Lease. Any profit earned by Lessee over its required rental payments to Lessor shall be shared equally (50/50) between Lessor and Lessee.

13. DEFAULTS; REMEDIES.

13.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

Please Initial: Lessor Lessee	MG WH

(a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder that is not received within five (5) days after Lessor provides Lessee written notice that the payment is due, which notice would be sent if rent is not received within ten (10) days of the date when due; provided that, in the event Lessor shall send more than two (2) such notices to Lessee within any consecutive twelve (12) month period, Lessor shall not be obligated to send any further payment default notices to Lessee during the remainder of the Term.

(b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Subsection (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee.

(c) (i) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(d) The chronic delinquency by Lessee in the payment of monthly rental, under this Lease. “Chronic delinquency” shall mean failure by Lessee to pay monthly rental, or any other periodic payment required to be paid by Lessee under this Lease, within ten (10) days as described in Section 13.1(b) above, for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of the chronic delinquency, at Lessor’s option, Lessor shall have the additional right to require that monthly rental be paid by Lessee quarter-annually, in advance, for the remainder of the Term.

(e) Any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate (by operation of law or otherwise) any guaranty of all or any portion of Lessee’s obligations under this Lease.

13.2. REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Lessee’s default exceeds the amount of such rental loss for the same period that Lessee proves by clear and convincing evidence could have been reasonably avoided; and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 15% per annum. For purposes of this Section 13.2(a), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the prime rate (or its equivalent) of Bank One Arizona (or its successor) at the time of the award, but in no event more than an annual rate of ten percent (10%).

(b) Re-enter the Premises, without terminating this Lease, and remove any property from the Premises in which case Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due. No re-entry or taking possession of the Premises by Lessor pursuant to this Section 13.2 or other action on Lessor’s part shall be construed as an election to terminate the Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Lessor’s election not to terminate this Lease pursuant to this Section 13.2(b) or pursuant to any other provision of this Lease shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c) Maintain Lessee’s right to possession, in which case this Lease shall continue in effect, whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due hereunder.

(d) Pursue any other or additional remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Arizona, including, without limitation, the imposition of a landlord’s lien against any property located within the Premises. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

The remedies set forth herein shall be deemed cumulative and not exclusive.

Please Initial: Lessor Lessee	MG WH

13.3. DEFAULT BY LESSOR. Lessor shall not be deemed in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Lessor does not perform, Lessor’s mortgagee may perform in Lessor’s place and Lessee must accept such performance. In no event shall Lessee have the right to terminate this Lease as a result of Lessor’s default, and Lessee’s remedies shall be limited to damages and/or an injunction.

13.4. LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee on or before the date when due and after Lessor has provided a five (5) day written notice, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If less than twenty percent (20%) of the gross rentable floor area of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date one (1) day prior to the earlier of the date when the condemning authority takes title or possession, and in addition, Lessor shall have the option in such event to terminate this Lease in full by providing Lessee with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If twenty percent (20%) or more of the floor area of the Premises is taken by condemnation, either Lessor or Lessee may terminate this Lease by providing the other with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If neither Lessor or Lessee elects to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the gross rentable floor area taken bears to the total gross rentable floor area of the original Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee’s trade fixtures and removable property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages actually received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. GENERAL PROVISIONS.

15.1. ESTOPPEL CERTIFICATE.

(a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; and (iii) setting forth such other statements with respect to this Lease as may be reasonably requested by Lessor. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years’ financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

15.2. LESSOR’S LIABILITY. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

Please Initial: Lessor Lessee	MG WH

15.3. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

15.4. INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate of 15% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

15.5. TIME OF ESSENCE. Time is of the essence.

15.6. CAPTIONS. Section and paragraph captions are not a part hereof.

15.7. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

15.8. NOTICES AND PAYMENTS. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and all such notices and demands hereunder shall be sent by certified United States mail, return receipt requested, postage prepaid, or hand delivered to the addresses set out below or to such other person or place as each party may from time to time designate in a notice to the other. All payments due hereunder shall be sent by first class United States mail, postage prepaid or hand delivered to the address of the Lessor set out below or to such other person or place as Lessor may from time to time designate in a notice to Lessee. Notices and payments shall be deemed given and made upon actual receipt. Any notice, demand or payment required or permitted to be given or made hereunder shall be addressed to Lessor and Lessee, respectively, at the addresses set forth below:

If to Lessor:	Cherrylake Partners, LLC
c/o Walter Hoge
Rio West Development and Construction, Inc.
2440 S. 34th Place
Tucson, Arizona 85713

If to Lessee:	At the street address of the Premises

15.9. MORTGAGE PROTECTION.

(a) If, in connection with obtaining financing for the Premises or any portion thereof, Lessor’s lender shall request reasonable modifications to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Lessee’s rights or increase Lessee’s obligations under this Lease.

(b) Lessee agrees to give to any trust deed or mortgage holder (“Holder”), by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such notice Lessee has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Lessee (if such notice to the Holder is required by this Section 15.9(b)), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lessee shall not be terminated.

15.10. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

15.11. RECORDING. Lessee shall not record this Lease without Lessor’s prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder.

15.12. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term hereof, without the written consent of Lessor, such occupancy shall be a tenancy at sufferance, for which Lessee shall pay a monthly base rental of one hundred twenty-five percent (125%) of the monthly base rental in effect immediately prior to the expiration of the Term plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance.

15.13. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Please Initial: Lessor Lessee	MG WH

15.14. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

15.15. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 15.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

15.16. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

(a) This Lease and Lessee’s rights hereunder shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon or against the Premises, and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

(b) Within five (5) days after Lessor’s request, Lessee shall execute such documents to reflect such subordination of its rights hereunder to the lien of any mortgage, deed of trust or other hypothecation, and/or to any ground lease with respect to the Premises, and to all advances made or to be made upon the security thereof. Notwithstanding the foregoing, this Section 15.16(b) shall be self-operative and no further instrument of subordination shall be required; provided that Lessee shall execute and deliver such instrument of subordination within five (5) days after Lessor’s request as provided above. As a condition of Lessor refinancing the Premises after the Commencement Date, Lessor shall obtain from the prospective lender a Subordination, Attornment and Non-Disturbance Agreement in form and substance reasonably acceptable to Lessee for execution by Lessor, Lessee and the prospective lender, which among other things, shall provide that Lessee’s rights under this Lease shall not be disturbed or interfered with as long as Lessee shall pay and perform its obligations as set forth in this Lease.

(c) In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage, deed of trust or other hypothecation encumbering the Premises, or in the event of a termination of any ground lease affecting the Premises, Lessee shall attorn to the purchaser or ground lessor and recognize such purchaser or ground lessor as the lessor under this Lease; provided that any such purchaser or ground lessor shall recognize this Lease as remaining in full force and effect so long as Lessee is not in default thereunder.

15.17. ATTORNEY’S FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to its reasonable attorneys’ fees in any such action, on trial or appeal, to be paid by as fixed by the court. If Lessee or Lessor shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable attorneys’ fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

15.18. LESSOR’S ACCESS. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times between 8 a.m. and 5 p.m. weekdays for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, consultants and other professionals and making such alterations, repairs, improvements, or additions to the Premises as Lessor may deem necessary or desirable. In connection with such entry and in connection with carrying out any of its responsibilities hereunder or its privileges as the owner of the Premises, Lessor shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably may be required by the character of the work to be performed, provided that Lessor shall not unreasonably interfere with the conduct of Lessee’s business. Except as specifically provided herein to the contrary, no entry by Lessor hereunder nor any work performed by Lessor to the Premises shall entitled Lessee to terminate this Lease or to a reduction or abatement of rent or other amounts owed by Lessee hereunder nor to any claim for damages. Lessor may at any time place on or about the Premises any ordinary “For Sale” and “For Lease” signs. Lessor and Lessor’s agent shall have the right to enter the Premises at any time in the case of an emergency.

15.19. SIGNS AND AUCTIONS. Lessee shall not place any sign upon the Premises or conduct any auction from the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld.

15.20. MERGER. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

15.21. AUTHORITY. If Lessee is a corporation, a limited liability company, partnership or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, and that this Lease is binding upon said entity in accordance with its terms. If Lessee is a corporation, a limited liability company, partnership or other entity, Lessee shall deliver to Lessor, upon Lessee’s execution of this Lease, evidence reasonably satisfactory to Lessor of the authority of the person(s) signing this Lease on behalf of Lessee to do so and that Lessee has approved entering into this Lease. Such evidence may include a certified copy of a resolution of the Board of Directors or members of said entity authorizing or ratifying the execution of this Lease. In the absence of such evidence, the individual executing this Lease guarantees payment and full performance of this Lease.

15.22. NSF CHECKS. There will be a $50.00 service charge payable to Lessor on all NSF checks, which charge shall be in addition to, and not in substitution for, any late charges and interest due hereunder.

Please Initial: Lessor Lessee	MG WH

16. SAFETY. Lessee shall maintain on the Premises at all times during the Term hereof an adequate number, size and type of fire extinguishers as are appropriate to Lessee’s business. Lessee will at all times adhere to good safety practices or as may be required by safety inspectors. No goods, merchandise or materials shall be kept, stored or sold by Lessee on or about the Premises which are in any way hazardous. Lessee, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of fire and public liability insurance covering the Premises.

16. ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

17. SUCCESSORS AND ASSIGNS. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 15.2, the covenants and conditions herein contained, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

18. FINANCIAL STATEMENTS. Within fifteen (15) days after Lessor’s request, Lessee shall deliver to Lessor the current financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statement, balance sheet and profit and loss statement shall be certified as accurate by Lessee or a properly authorized representative of Lessee if Lessee is a corporation, partnership or other business entity.

19. NO ACCORD OR SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

20. ACCEPTANCE. This Lease shall only become effective and binding upon full execution hereof by Lessor and delivery of a fully executed copy to Lessee.

21. INABILITY TO PERFORM. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

22. JOINT OBLIGATION. If there be more than one Lessee, the obligations hereunder imposed shall be joint and several.

23. CONSENTS AND APPROVALS. Except as specifically otherwise stated herein, all consents or approvals requested of Lessor hereunder may be granted or denied by Lessor in its sole and absolute discretion.

24. BASIC TERMS SHEET. The Basic Terms Sheet to which this Lease is attached is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between the Basic Terms Sheet and the Lease, the applicable Lease provision shall prevail and control.

25. TRIPLE NET LEASE. Lessee acknowledges that this is a Triple Net Lease and that Lessee shall do all acts and make all payments connected with or arising out of its use and occupation of the Premises to the end that Lessor shall receive all rent provided for herein free and undiminished by any expenses, charges, fees, taxes and assessments, and Lessor shall not be obligated to perform any acts or be subject to any liabilities or to make any payments, except as otherwise specifically and expressly provided in this Lease.

26. NO ACCESS TO ROOF. Lessee shall have reasonable access to inspect the roof of the Premises or the building in which the Premises are located and shall not install, repair or replace any aerial, fan, air conditioner, satellite dish or other device on the roof of the Premises or the buildings in which the Premises are located without the prior written consent of Lessor. Any aerial, fan, air conditioner, satellite dish or other device installed without such written consent shall be subject to removal, at Lessee’s expense, without notice, at any time. As a condition of giving such written consent, Lessor may require that Lessee execute an amendment to this Lease, setting forth the terms applicable to any roof-mounted equipment, and obligating Lessee to pay additional rental for the right to install and maintain such roof-mounted equipment.

27. NO OTHER BROKERS. Lessee represents and warrants to Lessor that the Lessor’s Broker and Lessee’s Broker are the only agents, brokers, finders or other parties with whom Lessee has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises If any other person shall assert a claim to a finder’s fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim.

Please Initial: Lessor Lessee	MG WH

28. RIGHT TO RECEIVE FIRST OFFER (ADJOINING SPACE). Provided Lessee is current in its payment of all rents, common area maintenance charges, and all other payments due to the Lessor, then prior to offering all or any part of available Adjoining Space in the Lessor’s property for lease to third parties, Lessor will first provide a written notice (“the Offer Notice”) to Lessee of Lessor’s intention to lease such Adjoining Space. The Offer Notice shall describe the area to be leased (“the Adjoining Space Leased Property”), the proposed rental rate for the Adjoining Space Leased Property, and any other material terms and conditions of the proposed lease. Lessee shall have the right to lease the Adjoining Space Leased Property at the rental rate and upon the terms and conditions stated in the notice which right may only be exercised by delivering written notice of exercise to Lessor within twenty (20) days after receipt of the Offer Notice. If Lessee timely and properly exercises its right to lease the Adjoining Space Leased Property, Lessor and Lessee shall promptly execute an amendment to this lease to include the additional space. If said notice of exercise is not timely received by the Lessor from the Lessee, Lessee shall have no further rights under this Right of First Offer. The Adjoining Space shall mean the vacant land located immediately adjacent to Building 1 as shown on Exhibit “A-1” attached hereto.

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made by the Lessor or its agents or employees as to the legal effect or tax consequences of this Lease or the transaction relating thereto.

LESSOR		LESSEE

Cherrylake Partners, LLC, an Arizona limited liability company		SynCardia Systems, Inc., a Delaware corporation

By:	/s/ Walter Hoge	By:	/s/ Michael Garippa

	Walter Hoge		Michael Garippa

Its:	Manager	Its:	CEO and President

Date:	3/17/15	Date:	2/27/15

Attachments:	Exhibits “A”, “A-1, “B” First Addendum to Lease

Please Initial: Lessor Lessee	MG WH

EXHIBIT “A”

The approximate 30,443 square feet space located at 1956,1974, 1978, 1986 and 1992 East Silverlake Road, Tucson, Arizona

Please Initial: Lessor Lessee	MG WH

EXHIBIT “A-1”

[ATTACH SITE PLAN SHOWING BUILDINGS AND LAND — ALL DIMENSIONS AND AREAS TO BE BASED ON GROSS RENTABLE SQUARE FEET.]

Site Plan

Premises
Expansion Premises
SILVER LAKE ROAD
FAIRLAND STRAV. (OLD VAIL RD.)
CHERRYBELL STRAV.
EXISTING BUILDING
N

Please Initial: Lessor Lessee	MG WH

EXHIBIT “B”

[ATTACH WORK LETTER, IF APPLICABLE, RELATING TO LESSEE IMPROVEMENTS TO BE MADE TO EXPANSION PREMISES.]

Over the term of this lease, Lessee will need certain improvements to the Expansion Premises, and will notify Lessor of the description of the improvements when needed. Lessor will provide the needed improvements to the Expansion Premises, with all of the work to be performed by Lessor. The cost of said improvements to the Expansion Premises will be split equally between Lessor and Lessee, with a maximum Lessor contribution of One Hundred Thousand Dollars ($100,000) over the Term.

Please Initial: Lessor Lessee	MG WH